                                    EXHIBIT 1


                             JOINT FILING AGREEMENT

     The undersigned hereby agree that they are filing this statement jointly pursuant to Rule 13d-1(f)(1). Each of them is responsible for the timely filing of such Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

Dated: August 26, 1999


                             WASTE MANAGEMENT, INC.


                             By: /s/ BRYAN J. BLANKFIELD
                                ----------------------------
                                Name:    Bryan J. Blankfield
                                Title:   Assistant Secretary





                             WASTE MANAGEMENT HOLDINGS, INC.


                             By: /s/ BRYAN J. BLANKFIELD
                                ----------------------------
                                Name:    Bryan J. Blankfield
                                Title:   Vice President





                             WHEELABRATOR TECHNOLOGIES INC.


                             By: /s/ BRYAN J. BLANKFIELD
                                ----------------------------
                                Name:    Bryan J. Blankfield
                                Title:   Vice President


                             RESCO HOLDINGS INC.

                             By: /s/ BRYAN J. BLANKFIELD
                                ----------------------------
                                Name:    Bryan J. Blankfield
                                Title:   Vice President